UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 8, 2014

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 361-2600 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                          Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 8, 2014, the common stock of Cal Dive International, Inc. (the "Company") was delisted from trading on the New York Stock Exchange (the "NYSE").  Pursuant to the terms of the Company's $86.25 million aggregate principal amount of 5.00% Convertible Senior Notes due July 15, 2017 (the "Notes"), ceasing to be listed or admitted for trading on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any successor thereto) constitutes a "Fundamental Change" under the Notes.  The Company is required to notify the holders of the Notes on or before the 20th calendar day immediately following the occurrence of the Fundamental Change; thus, the Company has until December 28, 2014 to give the required notice. Each Note holder then has the right, at its option, to require the Company to purchase for cash any or all of its Notes, at a price equal to 100% of the principal, plus accrued and unpaid interest, not less than 20 calendar days nor more than 35 calendar days immediately following the date of the notice required to be provided by the Company. The Company has not yet fixed a repurchase date for the Notes nor sent the notice to any holder of the Notes.

Item 3.01                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 8, 2014, the Company's common stock was delisted from trading on the NYSE.  The Company was not in compliance with the continued listing standards set forth in Section 802.01D of the NYSE Listed Company Manual, and, as a result, the NYSE filed a delisting application with the Securities and Exchange Commission on November 26, 2014 and delisted the Company's common stock from the NYSE effective December 8, 2014.  The Company had previously disclosed that, on October 29, 2014, the NYSE notified the Company of its intent to commence proceedings to delist the Company's common stock in view of its abnormally low trading price.

The Company's common stock trades on the OTC under the ticker symbol "CDVI."

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as "anticipate," "believe," "expect," "intend," "may" and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including the impact the delisting of the Company's common stock from the NYSE may have on the liquidity and market price of its common stock and on its ability to conduct equity financings and access the public capital markets, and other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, the Company's actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Company disclaims any obligation to publicly update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, General Counsel and Secretary

Date:   December 12, 2014